Exhibit 10.48

PALM, INC.

WARRANT FOR THE PURCHASE OF SHARES OF

COMMON STOCK OF PALM, INC.

No. [—]	Warrant to Purchase [—] Shares

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.

FOR VALUE RECEIVED, Palm, Inc., a Delaware corporation (the “Company”), hereby certifies that [—], its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, up to an aggregate of [—] fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), at a purchase price per share of Common Stock equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth, and all references to “Common Stock”, “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

1. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” shall have the meaning ascribed to such term in the Amended and Restated Stockholders’ Agreement.

“Amended and Restated Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of January 9, 2009, by and among the Company and the Investor Stockholders (as defined therein) party thereto, as amended, modified or supplemented from time to time.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

“Current Market Price Per Common Share” as of any date means the average of the Daily Prices per share of Common Stock for the five (5) consecutive trading days immediately prior to such date.

“Daily Price” means (i) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”) or the Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Common Stock on NYSE or Nasdaq on such date, (ii) if the shares of Common Stock then are not listed and traded on NYSE or Nasdaq, the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Common Stock on such date by the principal national securities exchange on which the shares are listed and traded or (iii) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last quoted bid price on such date for the shares of Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization. If on any determination date the shares of Common Stock are not quoted by any such organization or such bid price is not available, the Current Market Price Per Common Share shall be the fair market value of the shares of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained mutually agreed upon by the Company and the Holder.

“Elevation” means Elevation Partners, L.P.

“Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exercise Price” means $3.25 per Warrant Share, as adjusted from time to time as provided herein.

“Expiration Date” means October 24, 2014 at 5:00 p.m., New York City time, or if such day is not a Business Day, then on the next succeeding day that shall be a Business Day.

“Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules: (i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination; (ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board and the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, or (y) by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and the holders representing a majority of the then-outstanding shares of Series C Preferred Stock; or (iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms'-length transaction; provided that if holders representing a majority of the then-outstanding shares of Series C Preferred Stock object to a determination of the Board made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Original Issuance Date” shall mean January 9, 2009.

“Rights Plan Exercise Price” shall have the same meaning as “Exercise Price” set forth in the Company Rights Agreement or its comparable term/provision under any successor, substitute or additional shareholder rights plan.

“Rights Plan Triggering Event” shall have the meaning given thereto in the Certificate of Designation relating to the Company’s Series C Preferred Stock.

“Rights Triggering Date” means the date on which a Rights Plan Triggering Event occurs.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of December 22, 2008, between [—] and the Company.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock (or Reference Property, to the extent applicable) is not listed on Nasdaq, the principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed, is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Warrant” means this Warrant, issued pursuant to the Securities Purchase Agreement.

“Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

(b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Stockholders’ Agreement.

2. Exercise of Warrant; Term.

(a) Subject to paragraph 2(f), the Holder is entitled to exercise the right to purchase the Warrant Shares represented by this Warrant, in whole or in part, but not for less than 100,000 Warrant Shares (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant), such number being subject to adjustment as provided in paragraph 10, at any time or from time to time after the 16th day following the Original Issuance Date, until the Expiration Date. To exercise this Warrant, the Holder shall deliver to the Company (i) an executed Warrant Exercise Notice substantially in the form annexed hereto and (ii) this Warrant. Upon such delivery and payment (the “Exercise Date”), the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise and shall have all of the rights associated with such Warrant Shares to which the Holder is entitled pursuant to this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company within a reasonable time, and in any event not exceeding three (3) Business Days after the Exercise Date. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder, and deliver the new Warrant to the Person or Persons entitled to receive the same.

(c) Subject to paragraph 2(e), upon surrender of this Warrant and delivery of the Warrant Exercise Notice in conformity with the foregoing provisions, the Company shall transfer to the Holder appropriate evidence of ownership of any Warrant Shares and/or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the Holder or such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below, within a reasonable time, not to exceed three (3) Business Days after the Exercise Date.

(d) Upon exercise of the Warrant pursuant to paragraph 2(a), the Holder shall be entitled to receive Warrant Shares equal to the value (as determined below) of the Warrant (or the portion thereof being exercised) by surrender of this Warrant and delivery of the Warrant Exercise Notice, in which event the Company will promptly issue to the Holder a number of Warrant Shares computed using the following equation:

X = (A - B) x C
A

where:

X	=	the number of Warrant Shares issuable to the Holder upon exercise pursuant to this paragraph 2(d).

A	=	the Current Market Price Per Common Share (as of the Exercise Date).

B	=	the Exercise Price (as of the Exercise Date).

C	=	the number of Warrant Shares issuable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of the Warrant being exercised (as of the Exercise Date).

If the foregoing calculation results in zero or a negative number, then no Warrant Shares shall be issued upon exercise pursuant to this paragraph 2(d).

(e) The Company may at any time in its sole discretion deliver a written notice (a “Cash Settlement Notice”) to the Holder setting forth its intention to exercise its right to pay the Holder in cash in lieu of delivery of any shares of Common Stock upon any exercise of this Warrant as contemplated by this paragraph 2(e). The Cash Settlement Notice shall specify the date from which it shall be effective, which shall be no earlier than thirty (30) Business Days after delivery. The Cash Settlement Notice will be effective until such time as the Company amends such Cash Settlement Notice with a superseding Cash Settlement Notice or revokes such Cash Settlement Notice by delivery of a written notice of revocation delivered to the Holder (a “Revocation Notice”). A Cash Settlement Notice may be amended or revoked by the Company at any time, and following delivery of a Revocation Notice, the Company may deliver a new Cash Settlement Notice pursuant to this paragraph 2(e). In the event that the Company has delivered a Cash Settlement Notice pursuant to the requirements of this paragraph 2(e) which is effective at the time this Warrant is being exercised pursuant to paragraph 2(a), in lieu of delivery of any shares of Common Stock upon such exercise, the Company will pay to the Holder an amount in cash equal to the result obtained by multiplying (a) the number of shares of Common Stock issuable upon exercise pursuant to paragraph 2(d), by (b) the Current Market Price Per Common Share at the date of such exercise.

(f) No Holder will be permitted to exercise the right to purchase Warrant Shares represented by this Warrant to the extent that the Holder exercising such right (together with such Holder’s Affiliates) would immediately after giving effect to such exercise and after giving effect to any limitation on voting power set forth in the Series B Certificate of Designation and the Series C Certificate of Designation beneficially own outstanding equity voting securities of the Company representing more than 39.9% of the total number of votes which may be cast on a general matter of the Company at which all classes of equity voting securities of the Company are entitled to vote.

3. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to the Amended and Restated Stockholders’ Agreement or applicable securities laws.

4. Reservation of Shares; Listing. The Company hereby agrees at all times to keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. The Company hereby represents that all such shares shall be duly authorized and, when issued upon such exercise pursuant to the terms of this Warrant, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on transfer contemplated by paragraph 6 or those created by the Holder) and free and clear of all preemptive rights. The Company will use its reasonable best efforts to ensure that the Common Stock may be issued without violation of any law or regulation applicable to the Company or of any requirement of any securities exchange applicable to the Company on which the shares of Common Stock are listed or traded.

5. No Fractional Warrant Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of delivery of any such fractional Warrant Share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share at the date of such exercise.

6. Transfer or Assignment of Warrant. Subject to compliance with the Amended and Restated Stockholders’ Agreement, the Holder shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant or any rights hereunder, at any time in whole or from time to time in part, but not for less than 100,000 Warrant Shares (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant), such number being subject to adjustment as provided in paragraph 10, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrants pursuant to this paragraph 6 shall be paid by the Company.

7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares (or other securities) to the Holder upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant or Warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of a bond, indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and date and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

10. Anti-dilution Provisions.

(a) Adjustment for Change in Capital Stock.

(i) If the Company shall, at any time or from time to time, while this Warrant is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in shares of its Common Stock (or Reference Property, to the extent applicable) to all holders of its Common Stock (or Reference Property, to the extent applicable), then, at the opening of business on the Ex-Dividend Date for such dividend or distribution:

(1) The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (A) the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and (B) the denominator of which shall be the sum of the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock (or Reference Property, to the extent applicable) constituting such dividend or other distribution; and

(2) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(a)(i)(1) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

If any dividend or distribution of the type described in this Section 10(a)(i) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares be decreased pursuant to this Section 10(a)(i).

(ii) If the Company shall, at any time or from time to time while this Warrant is outstanding, subdivide or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a greater number of shares of Common Stock (or Reference Property, to the extent applicable), then the Exercise Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while this Warrant is outstanding, combine or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a smaller number of shares of Common Stock (or Reference Property, to the extent applicable), then the Exercise Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective:

(1) The Exercise Price shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately after giving effect to such subdivision, combination or reclassification; and

(2) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(a)(ii)(1) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

(b) Cash Dividends and Distributions. If the Company shall, at any time or from time to time, while this Warrant is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in cash, assets, rights or other property (other than shares of its Common Stock) to all holders of its Common Stock (or Reference Property, to the extent applicable), then, at the opening of business on the Ex-Dividend Date for such dividend or distribution:

(i) The Exercise Price will be adjusted by multiplying such Exercise Price by a fraction: (A) the numerator of which shall be the Fair Market Value per share of Common Stock as of the last Trading Day preceding the such Ex-Dividend Date less the Fair Market Value of the cash, assets, rights or other property paid per share of Common Stock in such dividend or distribution; and (B) the denominator of which shall be the Fair Market Value per share of Common Stock as of the last Trading Day before the Ex-Dividend Date; and

(ii) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(b)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

If any dividend or distribution of the type described in this Section 10(b) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Exercise Price be increased or the number of Warrant Shares be decreased pursuant to this Section 10(b).

(c) Adjustment for Rights Issued under Rights Plan. If at any time and from time to time while this Warrant is outstanding there shall occur a Rights Plan Triggering Event, then, effective immediately after the opening of business on the Rights Triggering Date:

(i) The Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the Rights Triggering Date by a fraction: (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding on the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (B) (x) the aggregate Rights Plan Exercise Price payable to the Company, assuming that all Rights then-outstanding that are capable of being exercised are immediately exercised following the Rights Plan Triggering Event, divided by (y) the Current Market Price Per Common Share as of the Rights Triggering Date; and (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (B) the aggregate number of shares of Common Stock (or Reference Property, to the extent applicable) into which the Rights then-outstanding are exercisable for (immediately following such Rights Plan Triggering Event); and

(ii) The number of Warrant Shares will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(c)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

To the extent that shares of Common Stock (or Reference Property, to the extent applicable) are not delivered pursuant to such Rights prior to the expiration or termination of any Rights (other than as a result of the repurchase of those Rights by the Company), upon expiration or termination of such Rights (“Expired Rights”) the Exercise Price and number of Warrant Shares issuable under this Warrant shall be readjusted to the Exercise Price and number of Warrant Shares issuable that would then be in effect had the adjustments made upon the occurrence of a Rights Plan Triggering Event been made without taking into account such Expired Rights. Except as set forth in this paragraph, in no event shall the Exercise Price be increased or the number of Warrants Shares issuable be decreased pursuant to this Section 10(c). Notwithstanding the foregoing, the Exercise Price and number of Warrant Shares as adjusted pursuant to this Section 10(c) shall not apply to any Warrants Beneficially Owned by a Person who is an Acquiring Person, and, with respect to such shares, the Exercise Price and number of Warrant Shares shall be the Exercise Price and number of Warrant Shares in effect immediately prior to the Rights Triggering Date.

(d) Adjustment for Certain Tender Offers or Exchange Offers. In case the Company or any of its subsidiaries shall, at any time or from time to time, while this Warrant is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any subsidiary for all or any portion of the Common Stock (or Reference Property, to the extent applicable), where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock (or Reference Property, to the extent applicable) validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock (or Reference Property, to the extent applicable), the “Purchased Shares”) exceeds the Daily Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date:

(i) The Exercise Price shall be decreased so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction: (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Daily Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and (ii) the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (x) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (y) the Purchased Shares and (II) the Daily Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and

(ii) The number of Warrant Shares issuable upon exercise of this Warrant will be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(d)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock (and Reference Property, to the extent applicable) pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price and number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and number of Warrant Shares issuable which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10(d) to any tender offer or exchange offer would result in an increase in the Exercise Price or reduction in the number of Warrant Shares issuable, no adjustment shall be made for such tender offer or exchange offer under this Section 10(d).

(e) Adjustments for Issuances of Additional Shares of Common Stock.

(i) Definitions. For purposes of this Section 10(e), the following definitions apply:

(1) “Convertible Securities” means any debt or other evidences of indebtedness, capital stock, rights, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock (including Reference Property, if applicable).

(2) “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Company’s treasury or authorized and unissued shares of capital stock) or, as provided in Section 10(e)(ii) below, deemed to be issued by the Company after the Original Issuance Date; provided that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include issuances of Common Stock (including any deemed issuance pursuant to Section 10(e)(ii)) which are (x) pursuant to employee benefit plans and compensation related arrangements approved by the board of directors of the Company (including any duly authorized committee or delegee thereof) or (y) to Elevation or any of its Affiliates pursuant to the exercise of their respective preemptive rights.

(3) “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of issuance).

(ii) Deemed Issuances of Additional Shares of Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:

(1) No adjustment in the Exercise Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;

(2) To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Exercise Price will be readjusted to the Exercise Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

(3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to Section 10(a)(ii), but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Exercise Price then in effect will be readjusted to the Exercise Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.

(iii) Determination of Consideration. The Fair Market Value of the consideration received by the Company for the issue of any Additional Shares of Common Stock will be computed as follows:

(1) Cash and Property. Aggregate consideration consisting of cash and other property will: (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (3) insofar as it consists of both cash and other property, be the proportion of such consideration so received.

(2) Convertible Securities. The aggregate consideration per share received by the Company for Convertible Securities will be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full and complete exercise, conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.

(iv) In the event the Company shall, at any time and from time to time while any of the Warrants is outstanding, issue or sell Additional Shares of Common Stock (or Reference Property, to the extent applicable) for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with Section 10(e)(iii), less than the Exercise Price in effect immediately prior to such issuance (a “Below Exercise Price Issuance”), then, effective immediately upon the date of such Below Exercise Price Issuance:

(1) The Exercise Price in effect immediately after such Below Exercise Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such Below Exercise Price Issuance by a fraction: (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such Below Exercise Price Issuance (on a fully diluted basis based on the treasury method) (such number of shares of Common Stock, the “Number of Fully Diluted Shares of Common Stock”); plus (b) (x) the Fair Market Value of the aggregate consideration received by the Company in respect of such Below Exercise Price Issuance, divided by (y) the Exercise Price in effect immediately prior to such Below Exercise Price Issuance, and (2) the denominator of which shall be the sum of (a) the Number of Fully Diluted Shares of Common Stock, plus (b) the number of such Additional Shares of Common Stock issued in such Below Exercise Price Issuance; and

(2) The number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 10(e)(iv)(1) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

(v) Notwithstanding the foregoing, in no event shall any adjustment pursuant to this Section 10(e) cause the Exercise Price to be less than $2.4900 (the “Floor Price”) or the number of Warrant Shares issuable to be greater than the number of Warrant Shares issuable at such Exercise Price, provided that such Floor Price and corresponding number of Warrant Shares issuable shall be adjusted in the same manner as the Exercise Price and number of Warrant Shares issuable to reflect any adjustments made in accordance with this Section 10 (other than adjustments pursuant to this Section 10(e)).

(f) Disposition Event. If any of the following events (any such event, a “Disposition Event”) occurs: (i) any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (ii) any merger, consolidation or other combination to which the Company is a constituent party, in each case, as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the surviving entity of the merger, consolidation or other combination shall provide that this Warrant be exercised following the effective date of any Disposition Event, shall be calculated based on the kind and amount of cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the number of Warrant Shares issuable under this Warrant immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property for which this Warrant becomes exercisable agrees, for the express benefit of the holders of record of this Warrant (including making them beneficiaries of such agreement), to issue such securities or property. The provisions of this Section 10(f) shall similarly apply to successive Disposition Events. If this Section 10(e) applies to any event or occurrence, neither Section 10(a) nor Section 10(d) shall apply; provided, however, that this Section 10(f) shall not apply to any stock split or combination to which Section 10(a) is applicable. To the extent that equity securities of a company are received by the holders of Common Stock of the Company in connection with a Disposition Event, the portion of this Warrant which will be exercisable for such equity securities will continue to be subject to the anti-dilution adjustments set forth in this Section 10.

(g) Minimum Adjustment. Notwithstanding the foregoing, the Exercise Price will not be reduced (and the corresponding increase to the number of Warrant Shares will not occur) if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect to the Exercise Price (and increase with respect to the number of Warrant Shares) will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(h) Limitation on Adjustment; When No Adjustment Required.

(i) No adjustment need be made for the issuance of Common Stock (and Reference Property, to the extent applicable) or any securities convertible into or exchangeable for Common Stock (and Reference Property, to the extent applicable) or carrying the right to purchase Common Stock (and Reference Property, to the extent applicable) or any such security except to the extent explicitly required herein.

(ii) No adjustment need be made for rights to purchase Common Stock (or Reference Property, to the extent applicable) pursuant to a Company plan for reinvestment of dividends or interest.

(iii) No adjustment need be made for a change in the par value or no par value of the Common Stock (or Reference Property, to the extent applicable).

(iv) To the extent this Warrant becomes exercisable pursuant to Section 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(i) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as otherwise explicitly provided herein, the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock (or Reference Property, to the extent applicable), not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock (or Reference Property, to the extent applicable) held in treasury.

(j) Waiver. Notwithstanding the foregoing, the Exercise Price will not be reduced and number of Warrant Shares issuable will not be increased if the Company receives, prior to the effective time of the adjustment to the Exercise Price and number of Warrant Shares issuable, written notice from the Holder that no adjustment is to be made as the result of a particular issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock (or Reference Property, to the extent applicable) not specifically provided for in such notice.

(k) Tax Adjustment. Anything in this Section 10 notwithstanding, the Company shall be entitled to make such downward adjustments in the Exercise

Price (and corresponding increases in the number of Warrant Shares issuable), in addition to those required by this Section 10, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock (or Reference Property, to the extent applicable).

(l) Par Value. Anything in this Section 10 notwithstanding, no adjustment to the Exercise Price shall reduce the Exercise Price below the then par value per share of Common Stock (or Reference Property, to the extent applicable), and any such purported adjustment shall instead reduce the Exercise Price to such par value.

(m) No Duplication. If any action would require adjustment of the Exercise Price and the number of Warrant Shares pursuant to more than one of the provisions described in this Section 10 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(n) Notice of Record Date. In the event of:

(i) any stock split or combination of the outstanding shares of Common Stock (or Reference Property, to the extent applicable);

(ii) any declaration or making of a dividend or other distribution to holders of Common Stock (or Reference Property, to the extent applicable) in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

(iii) any reclassification or change to which Section 10(a)(ii) applies;

(iv) the dissolution, liquidation or winding up of the Company; or

(v) any Disposition Event;

then the Company shall file with its corporate records and mail to the holders of the Warrants at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

(A) the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock (or Reference Property, to the extent applicable) of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, liquidation, dissolution, winding up or Disposition Event is estimated to become effective, and the date as of which it is expected that holders of Common Stock (or Reference Property, to the extent applicable) of record will be entitled to exchange their shares of Common Stock (or Reference Property, to the extent applicable) for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this Section 10(m).

(o) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price and the number of Warrant Shares pursuant to this Section 10, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Warrants a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Warrants, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Exercise Price then in effect, and (iii) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the exercise of the Warrant.

11. Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company, to it at the following address:

Palm, Inc.

950 West Maude Avenue

Sunnyvale, California 94085

Facsimile No.: (408) 617-0139

Attention: General Counsel

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell
1600 El Camino Real Menlo Park, California 94025
Facsimile: (650) 752-2112
Attention:	William M. Kelly
Sarah K. Solum

If to the Holder:

[—]

70 East 55 th Street, 12 Floor

New York, New York 10022

Facsimile No.: (212) 317-6556

Attention: Bret Pearlman

with copies (which shall not constitute notice) to:

[—]

2800 Sand Hill Road, Suite 160

Menlo Park, California 94025

Facsimile No.: (650) 687-6710

Attention: Tracy Hogan

Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
Facsimile No.: (650) 251-5002
Attention:	Richard Capelouto, Esq.
Kirsten Jensen, Esq.

Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, demand or delivery shall be deemed not to have been received until the next succeeding Business Day.

12. Rights of the Holder; Transfer Books. Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of Stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein. The Company will at no time close its stock transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

13. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

14. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

15. Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16. Entire Agreement. This Warrant and the forms attached hereto, the Securities Purchase Agreement and the Amended and Restated Stockholders’ Agreement (and the other documents referenced therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or undertakings with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of [—].

PALM, INC.

By:
Name:
Title:

Acknowledged and Agreed:

[—]

By:
Name:
Title: